NET2WIRELESS CORPORATION

               Warrant for the Purchase of Shares of Common Stock

No. 2   5,000,341 Shares

FOR VALUE RECEIVED, and further to the assignment of rights under warrant
No. 1 dated December 9, 1999, Net2Wireless Corporation, a Delaware corporation (the "Company"), hereby certifies that ML Partners, LLC is entitled to purchase from the Company, at any time or from time to time commencing on June 26, 2000 and prior to 5:00 P.M., New York City time, on December 8, 2004, Five Million Three Hundred and Forty One (5,000,341) fully paid and non-assessable shares of the common stock, $.01 par value per share, of the Company for an aggregate purchase price of $11,638,793 (computed on the basis of $2.3276 per share). (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to individually as a "Warrant Share" and collectively as the "Warrant Shares," (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "Aggregate Warrant Price," (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price," (v) this Warrant, all similar Warrants issued on the date hereof and all Warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "Holders.")

1.     Exercise of Warrant.   This Warrant may be exercised in whole at any
time or in part from time to time, commencing on the execution of this Warrant, and prior to 5:00 P.M., New York City time, on December 8, 2004, by the Holder by the surrender of this Warrant (with the subscription form at the end hereof, or a reasonable facsimile thereof, duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part hereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

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2.     Reservation of Warrant Shares; Listing.  The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal and (b) if the Company hereafter lists its Common Stock on any national securities exchange, keep the shares of the Common Stock receivable upon the exercise of this Warrant authorized for listing on such exchange upon notice of issuance.

3.     Reorganization.

(a) In case of any capital reorganization (including, but not limited to, a stock split, stock dividend or similar transaction) or reclassification, or any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the continuing corporation unless there is a change in or distribution with respect to the common stock), or in case of any sale or conveyance to another entity of all or substantially all the assets of the Company, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant (i) shall be responsible for all of the agreements and obligations of the Company hereunder and (ii) if a Registration Statement on Form S-4 is required to be filed by such issuer in connection with a transaction covered by this paragraph (a), shall include the Warrant Shares in such registration statement. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event.

(b) If the Board of Directors of the Company shall (i) declare any dividend or other distribution with respect to the Common Stock, (ii) offer to the holders of shares of Common Stock any additional shares of Common Stock, any securities convertible into or exercisable for shares of Common Stock or any rights to subscribe thereto, or (iii) propose a dissolution, liquidation or winding up of the Company, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining stockholders entitled to participate in such dividend, distribution, offer or subscription right or to vote on such dissolution, liquidation or winding up.

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4.     Registration Rights.

4.1 Piggyback Right. The Company agrees that if, at any time and from time to time during the period commencing on the execution of this Warrant and ending on December 8, 2004, the Board of Directors of the Company shall authorize the filing of a registration statement or a post-effective amendment to a registration statement (any such registration statement being hereinafter called a "Registration Statement") under the Securities Act of 1933, as amended (other than a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company will (i) promptly notify Holder that such Registration Statement will be filed and that the Warrant Shares then held, and/or which may be acquired upon exercise of this Warrant will, at Holder's request, be included in such Registration Statement,
(ii) include in the securities covered by such Registration Statement all Warrant Shares which it has been so requested to include (the "Registered Shares"), (iii) use its best efforts to cause such Registration Statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Registered Shares to be sold or otherwise disposed of.

4.2 Underwritten Offering. In the event the Registration Statement relates to an underwritten offering by the Company, and the underwriters (the "Underwriters") advise that marketing factors require a limitation on the number of shares of common stock of the Company to be underwritten on behalf of stockholders of the Company, Holder agrees that (i) the number of shares of common stock of the Company that are entitled to be included in such underwritten offering on behalf of selling stockholders of the Company shall be allocated to Holder and other stockholders of the Company having "piggyback" rights to join in such Registration Statement pro rata in accordance with the number of shares of common stock of the Company held by all such persons requesting inclusion of shares of common stock in such Registration Statement and (ii) with respect to all securities of the Company, Holder will be obligated to refrain from selling such securities for up to 180 days if the Underwriters shall so request and the officers and directors of the Company sign equivalent agreements. Holder may not participate in any underwritten offering unless Holder (i) agrees to sell the common stock included in the underwritten offering on the basis provided in any underwriting arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, (iii) agrees to pay Holder's pro rata portion of all underwriting discounts and commissions and (iv) agrees to cooperate with the Company and the Underwriters in connection with the preparation and filing of the Registration Statement and in connection with any other requirement of the Company and the Underwriters customary in any such public underwritten offering.

4.3 Expenses. The Company shall pay all expenses, other than underwriting discounts and applicable transfer taxes relating to the Registered Shares, incurred in connection with any registration or other action pursuant to the provisions of this Section 4, including all registration, listing, filing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one firm of counsel to Holder and all other persons exercising "piggyback" rights to be included in any such registration.

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4.4     Indemnification.  The Company will indemnify the Holders included in each Registration Statement substantially to the same extent as the Company would customarily indemnify underwriters of a public offering of its common stock and Holder will indemnify the Company with respect to information furnished by them in writing to the Company for inclusion therein substantially to the same extent as in any such underwritten public offering.

5.     Fully Paid Stock.  The Company agrees that the shares of the Common
Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price.

6. Limited Transferability. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder without the prior written approval of the Company. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder.

7. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

8. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

9. Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or by facsimile transmission, or sent by recognized overnight courier or by certified mail, return receipt requested, postage paid, to the parties hereto as follows:

(a)     if to the Company at 11 Haamal Street, Park Afek, Rosh Haayin
48092, Israel, Att.: Hemi Davidson, facsimile no. 972-3-9028601, or such other address as the Company has designated in writing to the Holder, or

(b) if to the Holder at ML Partners LLC, facsimile no. _______________, or such other address or facsimile number as the Holder has designated in writing to the Company.

10. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

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11.     Applicable Law.  This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

12. Assignment of Rights under Former Warrant. This warrant replaces and supersedes warrant No. 1 to purchase 2,500,000 shares of Common Stock granted to the Holder by the Corporation on December 9, 1999 (the "Former Warrant"). The number of shares underlying this Warrant reflects the number of shares underlying the Former Warrant after giving effect to assignment by the Holder of certain rights under the Former Warrant. The Company does not have any obligation under the Former Warrant.

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IN WITNESS WHEREOF, Net2Wireless Corporation has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this 26th day of June, 2000.


Net2Wireless Corporation
By:  /s/ Hemi Davidson
President


ATTEST:
    /s/ Yaron Sobol
Secretary
[Corporate Seal]

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                                SUBSCRIPTION FORM

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ______________ shares of Common Stock, as provided for in the first paragraph of the within Warrant, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $___________.

Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

Name
(Please Print Name, Address and Social Security No.)


Address


Social Security Number


Signature

NOTE: The above signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the assignment form below.


Date


And if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.
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